WRITTEN CONSENT OF MAJORITY SHAREHOLDER OF BIOFIELD CORP.
IN LIEU OF MEETING OF SHAREHOLDERS OF BIOFIELD CORP.

The undersigned, being the majority shareholder of the total outstanding common stock of Biofield Corp., a Delaware corporation (the “Corporation”), acting pursuant to the authority granted by the Delaware General Corporation Law, including, but not limited to, Section 228, and the By-Laws of the Corporation as amended, does hereby take, consent to, and authorize the following actions with regard to the Corporation in lieu of a meeting of the shareholders of the Corporation.

WHEREAS, the undersigned is the majority shareholder of the total outstanding common stock of the Corporation, holding 20,596,145 of the Corporation’s 24,793,500 total outstanding and issued shares of the Corporation’s common stock, as reported in the Company’s Form 10-Q filed August 19, 2008, Form DEF 14-C filed April 22, 2008, and Form SC 13-D filed on January 28, 2008.  As previously reported, the undersigned also holds all of the Corporation’s total preferred stock (12,300,000 shares), each share of which entitles the undersigned to two votes per share of preferred stock;

WHEREAS, the Corporation’s By-Laws, including Article II, Section 8, authorizes that any action which may be taken at any annual or special meeting of the shareholders of the Corporation, may be taken without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize and take such actions at a meeting at which all shares entitled to vote thereon were present and voted;

WHEREAS, the Corporation’s By-Laws, including Article III, Section 4, provides that “any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote at a special meeting of the stockholders called for that purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote”;

WHEREAS, the Corporation has been working on certain initiatives critical to the Corporation and its shareholders and future, related to, inter alia, the distribution, manufacturing, and endorsement of the Corporation’s technology in, inter alia, the People’s Republic of China, Hong Kong, Macau, the Philippines, India and other parts of Asia; funding; and other significant corporate initiatives (the “Corporation’s Critical Initiatives”);

WHEREAS, the continued presence, involvement and role of current director Michael Yom has not inured and will not inure to the best interest and benefit of the Corporation, including and especially in connection with the Corporation’s Critical Initiatives;

WHEREAS, in connection with the Corporation’s Critical Initiatives, it would be to the benefit and best interest of the Corporation and its shareholders, to remove the Michael Yom from the Corporation’s Board of Directors -- and replace him in due course with an individual who is more qualified in the medical/ healthcare technology field, who have better experience and involvement with the critical initiatives taking place in Asia and elsewhere; and who is more suitable to those involved in current funding and/or other corporate initiatives;

NOW THEREFORE BE IT:

RESOLVED, that consistent with the Corporation’s By-Laws, Michael Yom is immediately removed from the Board of the Directors of the Corporation, effective 12:01 A.M. EDT, September 5, 2008;

FURTHER RESOLVED, consistent with, inter alia, Article III, Section 5 and Article VII of the Corporation’s By-Laws, the minimum number of directors of the board of directors shall be decreased to two (2) and the Corporation is authorized to make and effectuate any such amendments to the Corporation’s By-Laws needed to imbue the remaining board members (Dr. Lam and Mr. MacKay) with the full and complete authority to fully and completely act as the board of directors of the Corporation and to constitute the requisite quorum;

FURTHER RESOLVED, that upon the removal of Michael Yom and the resignation of Michael J. Antonoplos from the Board of Directors of the Corporation, the Board of Directors of the Corporation shall then consist of Dr. Dominic Man-Kit Lam and James MacKay, who, notwithstanding any other provisions of the By-Laws or Articles of Incorporation of the Corporation as amended, shall be authorized, shall be vested with full and complete authority to fully and completely act as the board of directors of the Corporation, and shall constitute the requisite quorum;

* * *

This Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting of the shareholders of the Corporation duly noticed and held.

This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document.  All counterparts shall be construed together and shall constitute a single Written Consent.

Dated:  September 4, 2008

MAJORITY SHAREHOLDER OF THE OUTSTANDING
SHARES OF THE CORPORATION’S COMMON STOCK AND
HOLDER OF ALL SHARES OF THE CORPORATIONS’ PREFERRED
STOCK

BY:______________________________________________
JAMES MACKAY, holder of 20,596,145 of the
Corporation’s 24,793,500 total outstanding shares of
the Corporation’s common stock (share certificate Nos. 917,
4520), and all of the Corporation’s total preferred stock
(12,300,000 shares), each share of which entitles the
holder of such preferred stock to two votes per share of
preferred stock